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                                Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)



                                                                                                          For the Three Months
                                                                                                              Ended March 31,
                                                                                                         1999         1998

NET (LOSS)                                                                                           $(3,269,425)     $(476,327)
                                                                                                     ===========      =========


WEIGHTED AVERAGE SHARES:
    Common shares outstanding                                                                          3,192,646      2,839,907
                                                                                                       =========      =========


BASIC (LOSS) PER COMMON SHARE:                                                                            $(1.02)         $(.17)
                                                                                                          ======          =====



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